UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 15, 2010

Humana Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5975	61-0647538
(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY	40202
(Address of Principal Executive Offices)	(Zip Code)

502-580-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Humana Inc. is reporting that all of its material 2011 Medicare Advantage (“MA”) and Prescription Drug Plan (“PDP”) offerings filed with the Centers for Medicare and Medicaid Services (“CMS”) in June 2010 have been approved by CMS and the related contracts have been executed (the “CMS Contracts”). In accordance with CMS regulations, specific details regarding the company’s plans approved for 2011 will be made available on October 1, 2010.

MA and PDP offerings approved for 2011 include:

•	HMO plans in 352 counties in 26 states and Puerto Rico.

•	Local PPO plans in 1,278 counties in 39 states and Puerto Rico.

•	Regional PPO plans in 23 states in 14 Medicare Advantage regions.

•

Full-network Private Fee-for-Service (PFFS) plans in 851 counties in 34 states. All services are available in and out of network, taking full advantage of any Humana contracted discounts when the member uses in-network providers.

•	Partial-network PFFS plans (networked for ancillary services only) in 966 counties in 28 states.

•	Non-network PFFS plans in 18 counties in 2 states.

•	All PFFS network arrangements are mutually exclusive and are not offered in overlapping service areas.

•	PDP offerings approved for 2011 are statewide in 50 states, the District of Columbia and Puerto Rico and include a nationwide PDP co-branded with Wal-Mart Stores, Inc. (NYSE: WMT).

The marketing process for all 2011 Medicare offerings begins on October 1, 2010, with enrollment beginning November 15, 2010.

Each of the CMS Contracts was effective when signed, has a termination date of December 31, 2011 and may be renewed for successive one-year terms subject to the consent of the parties (Humana and CMS) and their agreement on a bid submitted by Humana or its subsidiaries. Each of the CMS Contracts may be terminated by either party in the event of failure by the other to substantially carry out its obligations under the CMS Contracts, and by CMS in the event of a violation by Humana of relevant CMS regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/S/ STEVEN E. MCCULLEY
Steven E. McCulley
Vice President and Controller
(Principal Accounting Officer)

Dated: September 15, 2010